Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT, made as of this     day of October, 2013, by and between Gibraltar Industries, Inc., a corporation with offices at 3556 Lake Shore Road, Buffalo, New York 14219 (the “Company”) and Henning Kornbrekke, an individual having an address at             , New York (hereinafter referred to as the “Consultant”).

RECITALS:

Prior to the date hereof, the Consultant was the President and chief Operating Officer of the Company. On September 30, 1013, the Consultant retired from his employment with the Company. The Company desires to retain the services of the Consultant to provide assistance, as requested, with respect to issues that may arise with respect to the operations of the Company’s business units, with respect to matters that occurred in connection with the operation of the company and its business units prior to the Consultant’s retirement and to assist the Company in its customary investigation of acquisition opportunities which may arise.

The Company and the Consultant desire to set forth in writing the terms and conditions upon which the Consultant will provide consulting services to the Company.

CONSIDERATION:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree and contract as follows:

1. Engagement of Consultant. The obligations of the Company and the Consultant under this Agreement will not become effective until the first day following the end of the seven (7) day period which begins on the first day following the date that the Consultant signs a waiver and release agreement which has been provided to him by the Company (such seven (7) day period being hereinafter the “Revocation Period”). If the Consultant signs the waiver and release which has been provided to him by the Company and revokes such waiver and release before the end of the Revocation Period, this Agreement shall be deemed and construed to be terminated and the obligations of the Company and the Consultant provided for in this Agreement shall not become effective. If the Consultant signs the waiver and release which has been provided to him and does not revoke such waiver and release before the end of the Revocation Period, the obligations of the Company and the Consultant shall become effective on the first day following the end of the Revocation Period (such date being hereinafter the “Effective Date”). Effective as of the Effective Date, the Company hereby engages the Consultant to perform consulting services for the Company as described in this Agreement and the Consultant hereby agrees to perform consulting services for the Company, all in accordance with the terms and conditions of this Agreement.

2. Term. The period during which the Consultant shall be obligated to provide the consulting services required to be provided by this Agreement (the “Term”) shall begin on the Effective Date and shall end on December 31, 2014.

3. Consulting Services. During the Term of this Agreement, the Consultant hereby agrees to perform such consulting services (“Consulting Services”) as the Company’s Chief Executive Officer may require during the term of this Agreement. The scope of such Consulting Services shall include activities related to: (a) providing consultation and advice as requested by the Company’s Chief Executive Officer with respect to issues that may arise in connection with the operation of the Company’s business units after the Effective Date; (b) provide assistance as requested by the Company’s Chief Executive Officer with respect to any questions or issues that may arise with respect any aspects of the operations of the Company or its business units prior to the Effective Date: (c) providing consultation and advice to the Company’s Chief Executive Officer with respect to prospective business unit acquisitions or divestitures; and (d) any other activities or projects mutually agreeable to the Consultant and the Company’s chief Executive Officer.

4. Availability. The Consultant hereby agrees that during the Term of this Agreement he shall be available to perform the Consulting Services for the Company during the Company’s normal business hours and during such other times as are reasonably requested by the Company and reasonably necessary for the proper performance of his responsibilities hereunder. Notwithstanding the foregoing, the Consultant shall not be obligated to provide the Company Consulting Services for more than thirty two (32) hours in any calendar month during the Term of this Agreement, excluding time spent on necessary travel.

5. Consulting Fees. In consideration of the performance by Consultant of the Consulting Services and for other good and valuable consideration, the Company hereby agrees to pay the Consultant the sum of Ten Thousand Dollars ($10,000.00) per calendar month (the “Monthly Consulting Fee”) for each calendar month during the Term. Payments of the Monthly Consulting Fee shall be made on or before the tenth (10th) day of each calendar month during the Term of this Agreement. The Monthly Consulting Fee shall be payable to the Consultant as provided above, whether or not the Consultant is requested to perform Consulting Services (including, if applicable, the inability of the Consultant to perform the Consulting Services due to his disability) and, in the event of the death of the Consultant prior to the end of the Term, the Monthly Consulting Fee shall be payable to the Consultant’s beneficiary or, if none, to the personal representative of the Consultant’s estate.

6. Expenses. The Company shall reimburse the Consultant for reasonable and necessary business expenses incurred in connection with his performance of this Agreement, all in accordance with the Company’s policies and procedures then in effect (including, but not limited to, those relating to documentation and receipts).

7. Independent Contractor. The Consultant will at all times be an independent contractor and not an employee of the Company. The manner in which the Consultant renders the Consulting Services to the Company will be within his sole control and discretion, although he agrees to cooperate with the Company’s personnel and use his best efforts on behalf of the Company within the broad scope of his services. In connection with his status as an independent contractor, the Consultant shall be responsible for payment of all taxes payable with respect to the Monthly Consulting Fees payable hereunder. The Consultant recognizes and agrees that he is not subject or entitled to any benefits, wages, or other terms and conditions of employment or otherwise under the policies, practices and procedures of the Company, its employees, agents and successors in interest as they may apply to employees of the Company or any of its direct or indirect subsidiaries or affiliates.

8. No Third Party Obligation. The Consultant hereby represents to the Company that he does not have and will not undertake any express or implied obligation to any third party which in any way conflicts with any of his obligations to the Company. The Consultant agrees not to perform or agree to perform any services for any third party which are in the field of this Agreement which would in any way conflict with any of his obligations to the Company hereunder.

9. Governing Law. The interpretation and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to its conflicts of law provisions. Each party hereby agrees that any claims, demands, lawsuits, proceedings and controversies arising from or relating to this Agreement shall be brought and heard in federal or state courts of general jurisdiction located in the State of New York, and each party hereby consents to the subject matter and personal jurisdiction of such courts in respect thereof.

10. Entire Agreement. The terms and conditions of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous communications or agreements, either oral or written, between the parties. There are no understandings, representations or warranties of any kind whatsoever, except as expressly set forth herein.

11. Assignment. This Agreement is personal in nature. Neither party may assign this Agreement or any of its rights hereunder nor delegate or otherwise transfer any of its obligations in connection herewith without the, prior written consent of the other party hereto. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors, legal representatives, heirs, administrators, executors and permitted assigns.

12. Amendment. No amendment or modification of this Agreement or waiver of the terms or conditions thereof shall be binding upon any party unless approved in writing by an authorized representative of such party.

13. Headings and Captions. All captions or titles used in this Agreement are for convenience or reference only and shall not affect the construction or interpretation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Paul Murray

/s/ Henning Kornbrekke
HENNING KORNBREKKE

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